Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-250845 and 333-270274 on Form S-8, Registration Statement No. 333-287087 on Form S-3ASR and Registration Statement No. 333-264762 on Form S-3 of our reports dated February 26, 2026, relating to the consolidated financial statements of Viatris Inc. (the “Company”) and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
February 26, 2026